FORM 8 - K

CURRENT REPORT

FISCAL YEAR ENDING AUGUST 31, 2000

ALLIED ARTISTS ENTERTAINMENT GROUP INC.
(Exact name of Registrant as specified in its charter)


Nevada			        0 - 212423                94 2906927
(State of Incorporation) (Commission File Number) (U.S. Employer ID Number)


1801 Avenue of the Stars, Suite 600, Los Angeles, CA  	90067
(Address of principal executive offices)	      (Zip Code)

Registrant's Telephone Number, including Area Code:    (310) 589-0466


ITEM 1:	Changes in Control of  Registrant:

N/A

ITEM 2:	Acquisition or Disposition of Assets:

The Company cancelled its acquisition of Eye Candy Post as stated in its most recent 10K.

ITEM 3:	Legal Proceedings - Bankruptcy or Receivership:

There are no legal, bankruptcy and/or receivership proceedings. However, the Company is in the process of reviewing it's legal options in a dispute with the previous owners of the former Allied Entertainment Group, Inc. (AEG)

ITEM 4:	Changes in Registrant's Certifying Accountant:

	The accounting firm representing the Company shall continue to be:

	Andrew M. Smith, CPA
	3711 Long Beach Blvd., Suite 809
	Long Beach, Ca., 90807

ITEM 5:	Other Events:

The Company filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada changing the Company's name from "Merit Diversified International, Inc." to "Allied Artists Entertainment Group Inc." As a result of the name change the NASD changed the symbol from GRTT to ALAE.

The Company cancelled its acquisition of Eye Candy Post as stated in its most recent 10K.

The Company reported in its most recent 10K and prior 8k that the historical purchase cost of Allied Entertainment Group was in the form of 500,000 shares of the Company's common stock and $150,000 cash together with a commitment to pay an additional $350,000. The actual terms of the agreement was 500,000 shares of stock of the predecessor company Merit Diversified International,Inc. and a line of credit to the newly acquired subsidiary (AEG) of up to $600,000 in exchange for all outstanding shares of AEG. The portion of the line of credit as stipulated in the agreement has been funded by the Company. The former owners of AEG are attempting to unilaterally terminate the agreement. However, the company believes it has fulfilled the terms of the agreement, and are disputing the attempted termination. As mentioned above legal options are currently under review. In an attempt to reverse the sale of Allied Entertainment Group to the Company, the prior owner(s) has been able to cause to be posted at alliedartists.net, the following:

"As of December 11, 2000, the Allied Entertainment Group, Inc., its divisions, subsidiaries, and affiliates ('Allied') as well as any and all trademarks, trade names, and service marks owned thereby, are no longer associated with the Nevada corporation formerly known as 'Merit Diversified International, Inc.' Said corporation is not authorized to hold itself out as being associated with Allied, or to use Allied's trade name, trademark, or service mark 'Allied Artists'."

The Company is in the process of investigating the source of this false message and will take the appropriate legal action.

ITEM 6:	Registrant's Directors and Officers:

The corporate secretary, Georgetta Rainey and president Curtis Shaw resigned. Director, James Watkins is the newly appointed corporate secretary. The Company is in the process of appointing a new president.


ITEM 7:	Market for the Registrant's Common Equity and Related Shareholder
Matter:

The quotes below are from the OTC Bulletin Board. These numbers represent an average. The Company's stock was thinly traded in fiscal year ended.
				High			Low

		BID		$3.00			$.0625
		ASK		$3.50			$.25

Note

1) As of August 31, 2000, the Company had approximately 1560 shareholders of record.

2) The Company has not declared any cash dividends on its common stock.


	BUSINESS

The Company has entered the entertainment businesses through the acquisition of AEG (see www.alliedartists.net). The television division has signed a production and distribution deal with Apple Juice Productions, which has just completed a pilot for Kings Pawn, a comedy series. Several other series are currently in production, and will be announced at a later time.

Financial Statements and Supplementary Data:

The Company filed its audited financial statements for the year ending August 31, 2000 with the Securities and Exchange Commission.

				SIGNATURES:

Pursuant to the requirements of Section 13 or 15(d), the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIED ARTISTS ENTERTAINMENT GROUP, INC.



_____________________________________L/S
James Watkins, Corporate Secretary
	Dated February 13, 2001



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